UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2022

Axsome Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37635	45-4241907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Cortlandt Street, 16th Floor New York, New York	10007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 332-3241

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	AXSM	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Acquisition of Assets of Jazz Pharmaceuticals

As previously disclosed in the Current Report on Form 8-K filed by Axsome Therapeutics, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on March 25, 2022 (the “Signing 8-K”), the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Jazz Pharmaceuticals plc, a public limited liability corporation organized under the laws of Ireland (“Jazz Pharmaceuticals”), pursuant to which the Company acquired Sunosi® (the “Product”) from Jazz Pharmaceuticals (the “Acquisition”).

The initial closing contemplated by the Purchase Agreement occurred on May 9, 2022, following the satisfaction or waiver of the closing conditions under the Purchase Agreement, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976 on April 29, 2022.

Pursuant to the Purchase Agreement, the Company (i) paid an aggregate initial purchase price of $50,000,000 plus $3,000,000 as payment for the certain specified inventory in cash at the initial closing of the Acquisition to be transferred to the Company or its affiliate; (ii) assumed certain liabilities in connection with the Acquisition; and (iii) agreed to make non-refundable, non-creditable royalty payments to Jazz Pharmaceuticals equal to a (A) high-single digit royalty for any Current Indication (as defined in the Purchase Agreement), or (B) mid-single digit royalty for any Future Indication (as defined in the Purchase Agreement), of Net Sales (as defined in the Purchase Agreement) in the U.S. Territory (as defined in the Purchase Agreement) made during the applicable Royalty Term (as defined in the Purchase Agreement). There are no royalty payments due to Jazz for Net Sales outside of the U.S. Territory.

At the initial closing, the Company assumed all of the commitments of Jazz Pharmaceuticals to SK Biopharmaceuticals Co., Ltd. (“SK”) and Aerial Biopharma, LLC (“Aerial”). SK is the originator of the Product and retains rights in twelve Asian markets, including China, Korea, and Japan. In 2014, Jazz Pharmaceuticals acquired from Aerial worldwide rights to the Product excluding those Asian markets. The assumed commitments to SK and Aerial include single-digit tiered royalties based on the Company’s sales of the Product, and up to $165 million in revenue milestones and $1 million in development milestones.

The closing of the transaction in the ex-U.S. Territory is expected to occur within sixty (60) days of the initial closing.

The foregoing description of the Acquisition and the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which was filed as Exhibit 10.1 to Amendment No. 1 to the Current Report on Form 8-K filed by the Company with the SEC on March 31, 2022.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Second Amendment to the Loan and Security Agreement

As previously disclosed in the Signing 8-K, in connection with the Acquisition, the Company entered into a Second Amendment to Loan and Security Agreement (the “Second Amendment”) with Hercules Capital, Inc., a Maryland corporation (“Hercules”), in its capacity as administrative agent and collateral agent, and the other financial institutions or entities party thereto as lenders. The Second Amendment has become effective upon the initial closing of the Acquisition.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Second Amendment which was filed as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 2, 2022.

Item 3.02	Unregistered Sales of Equity Securities.

Upon the closing of the Second Amendment, Hercules has purchased $5,000,048.73 of the Company’s unregistered common stock (the “Hercules Equity Issuance”), at a share price equal to $32.79 per share, pursuant to a share transfer agreement (the “Share Transfer Agreement”).

The Hercules Equity Issuance is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. Hercules represented that it is an “accredited investor” within the meaning of Rule 501 of Regulation D and is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Hercules Equity Issuance was offered without any general solicitation by the Company or its representatives.

The shares sold and issued in the Hercules Equity Issuance have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of the Share Transfer Agreement to be filed as an exhibit to the Company’s next Form 10-Q to be filed with the SEC.

Item 8.01	Other Events

On May 9, 2022, the Company issued a press release announcing the closing of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statement of Business Acquired

The financial statements required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the Acquisition described in Item 2.01 herein, will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed related to Item 2.01.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated May 9, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Axsome Therapeutics, Inc.

Date: May 9, 2022	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	President and Chief Executive Officer